LOAN AGREEMENT

Wachovia Bank, National Association
225 Water Street
Jacksonville, Florida 32202
(Hereinafter referred to as the “Bank”)

BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431
(Hereinafter referred to as “Borrower”)

This Loan Agreement (“Agreement”) is entered into December 19, 2007, by and between Bank and Borrower.

This Agreement applies to the loan (the “Loan”) evidenced by that certain Promissory Note dated as of even date herewith from Borrower in favor of Bank in the original principal amount of $12,080,000.00 (as the same may be amended, restated, modified or replaced from time to time, the “Note”), that certain Deed of Trust, Assignment of Rents and Security Agreement (as the same may be amended, restated, modified or replaced from time to time, the “Deed of Trust”), and all Loan Documents. The terms “Loan Documents” and “Obligations,” as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower’s financial condition will accurately reflect Borrower’s financial condition as of the date(s) thereof, (including all material asserted contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s or any guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets secured by the Deed of Trust, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank (“Permitted Liens”). In addition, all of its stock is free and clear of liens, pledges and encumbrances. To Borrower’s knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets encumbered by the Deed of Trust, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained if required by GAAP. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan

Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time. Compliance with Laws. Borrower and any subsidiary and affiliate of Borrower and any guarantor are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable with respect to the property encumbered by the Deed of Trust (the “Property”). None of Borrower, or any subsidiary or affiliate of Borrower or any guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available athttp://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC. Organization and Authority. Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no material pending suits, claims or demands against Borrower or any guarantor which would have a material adverse affect on their ability to repay the Loan that have not been disclosed in Guarantor’s periodic filings with the Securities and Exchange Commission (“SEC”) to Bank by Borrower in writing, and approved by Bank. To the best of Borrower’s knowledge, there are no threatened suits, claims or demands against Borrower or any guarantor which would have a material adverse affect on their ability to repay the Loan that have not been disclosed to Bank by Borrower in writing, and approved by Bank. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan. Indemnity. Borrower will indemnify Bank and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Bank arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours and upon prior advance written notice, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Certificate of Full Compliance. Borrower shall cause BLUEGREEN CORPORATION, a Massachusetts corporation (“Guarantor”) to deliver to Bank a certificate of covenant compliance, including all calculations, with the Annual Financial Statement and the Quarterly Financial Statements required herein. Such certificate shall be in form reasonably acceptable to Bank in its sole discretion and shall be certified by the Guarantor to be true and correct. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. § 101, as in effect from time to time. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and, to its knowledge, whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to the Property and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep the Property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties. Bank acknowledges that disclosure of all such matters in Guarantor’s SEC filings constitutes notice thereof to Bank; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit in an amount which would require Guarantor to disclose such litigation or proceeding to the SEC. Bank acknowledges that disclosure of all such matters in Guarantor’s SEC filings constitutes notice thereof to Bank; and (v) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in excess of $5,000,000.00 which is not cured within the applicable cure period. Government Intervention. Permit the making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment in excess of $1,000,000.00, or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against the Property, not dismissed or bonded within thirty (30) days.

ANNUAL FINANCIAL STATEMENTS. Borrower shall cause Guarantor to deliver to Bank, within ninety (90) days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis with respect to Guarantor and its subsidiaries and affiliates, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, except as disclosed in the notes to such financial statements. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Guarantor or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank’s approval. Notwithstanding the foregoing, any adverse, qualified or scope limitation with the Guarantor’s audit opinion relative to Section 404 of the Sarbanes-Oxley Act of 2002 will not make an otherwise unqualified opinion on the financial statement audit unacceptable to Bank unless, in the Bank’s opinion, such adverse, qualified or scope limitation is material in nature, including, without limitation, calling into question the effectiveness of the Borrower’s internal control under Section 404. Guarantor shall provide Bank with a copy of any management letter addressed to it from such independent accountant.

QUARTERLY FINANCIAL STATEMENTS. Borrower shall cause Guarantor to deliver to Bank, within sixty (60) days after the end of each fiscal quarter, unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis with respect to Guarantor and its subsidiaries and affiliates, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year except as disclosed in the notes to such financial statements. Such statements shall be certified as to their correctness by a principal financial officer of Guarantor.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, and all financial covenants shall be calculated on a consolidated basis, using the financial information for Guarantor, its subsidiaries and affiliates, as applicable: Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio. Borrower shall cause Guarantor to maintain, on a consolidated basis, at all times, a ratio of Adjusted Total Liabilities to Adjusted Tangible Net Worth of not more than 2.25 to 1.00. This covenant will be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. “Adjusted Total Liabilities” shall mean the sum of all liabilities of Guarantor on a consolidated basis, excluding deferred income, any non-recourse obligations backed by vacation ownership receivables, cash and cash equivalents, and debt fully subordinated to Bank on terms and conditions acceptable to Bank in its sole discretion; and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, all in accordance with generally accepted accounting principles applied on a consistent basis. “Adjusted Tangible Net Worth” shall mean total assets minus Adjusted Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Guarantor including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. EBITDA to Interest Ratio. Borrower shall cause Guarantor to maintain, on a consolidated basis, at all times, an EBITDA to Interest Ratio of not less than 2.50 to 1.00. “EBITDA to Interest Ratio” shall mean (i) the sum of earnings before interest expense, taxes, depreciation expense and amortization, divided by (ii) interest expense net of interest income. This covenant shall be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. Liquidity Requirement. Borrower shall cause Guarantor to maintain, on a consolidated basis, at all times, unencumbered Liquid Assets of not less than $50,000,000.00. “Liquid Assets” shall mean the sum of all unrestricted cash and unencumbered timeshare receivables. This covenant shall be tested quarterly upon Bank’s receipt of the Quarterly Financial Statements required herein. Account Relationships. Guarantor has established and shall maintain depository and treasury services relationships with Bank.

JOINDER. Bank agrees to join easements, declarations, condominium and timeshare documents, and other land development documents, provided same are in form and content reasonably acceptable to Bank.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower in form reasonably acceptable to Bank and Bank’s counsel.

DEFAULTS AND REMEDIES. If the following event occurs, a default (“Default”) under this Agreement shall exist: failure to timely pay or perform any of the terms, covenants or obligations under this Agreement or a default under any other Loan Document, in any case not cured within the applicable cure period set forth in the Note or other Loan Document, if any.

Upon the occurrence of a Default, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other sums due in connection therewith, and Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

FEE. Borrower shall pay Bank a fee in the amount of $30,200.00 upon the closing of the Loan.

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IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be duly executed under seal.

BORROWER:

BLUEGREEN VACATIONS UNLIMITED, INC.,
a Florida corporation

By:

Anthony M. Puleo, Vice President

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BANK:

Wachovia Bank, National Association

By:

Karen Leikert, Senior Vice President

SCHEDULE 1
COVENANT COMPLIANCE CERTIFICATE

Borrower Name: BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation

Guarantor Name: BLUEGREEN CORPORATION, a Massachusetts corporation

For the fiscal ________________ ended ____________________

ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN IN THE LOAN DOCUMENTS.

COVENANT	ACTUAL	REQUIRED

Adjusted Total Liabilities to Adjusted		not more than 2.25 to 1.00
Tangible Net Worth
(a) Adjusted Total Liabilities	__________
(b) total assets	__________
(c) intangible assets	__________

(a) divided by the sum of (b) minus
(a) minus (c) equals Adjusted Total Liabilities to
Adjusted Tangible Net Worth of __________		Compliance? Yes No

EBITDA to Interest Ratio		not less than 2.5 to 1.00
(a) net income	__________
(b) interest expense, less
interest income	__________
(c) taxes	__________
(d) depreciation expense	__________
(e) amortization	__________

the sum of (a) plus (b)
plus (c) plus (d) plus (e) divided by (b)
equals EBITDA to Interest
Ratio of __________		Compliance? Yes No

Liquidity Requirement		Not Less Than $50,000,000.00
(a) unrestricted cash	__________
(b) unencumbered time	__________
share receivables	__________

Sum of (a) plus (b) equals
Liquid Assets of : __________		Compliance? Yes No